Exhibit 10.1

COMMERCIAL PAPER ISSUING AND PAYING AGENT
AGREEMENT

    Commercial Paper Issuing and Paying Agent Agreement (this “Agreement”), dated as of September 29, 2022, between Citibank, N.A., a national banking association, having an office at 388 Greenwich Street, New York, New York 10013 (“Citibank”) and Cisco Systems, Inc., a corporation organized under the laws of the State of Delaware, having an office at 170 West Tasman Drive, San Jose, CA 95134 (the “Company”).

WITNESSETH:

    THAT WHEREAS, the Company wishes to appoint Citibank as its agent in connection with the issuance and payment of its short-term promissory notes described below and Citibank wishes to accept such appointment, each on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

    Section 1.    Appointment and Acceptance

    The Company hereby appoints Citibank as its agent for the Company in connection with the issuance and payment of Notes (as defined below), and Citibank agrees to act as such upon the terms and conditions set forth in this Agreement.

    Section 2.    Form of Notes

    The Company's short-term promissory notes to be issued by the Company hereunder shall mean promissory notes of the Company, offered for sale in a transaction which is exempt from registration under either (i) Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and having maturities of 390 days or less, or (ii) Section 3(a)(2), or 3(a)(3) of the 1933 Act and having maturities of 270 days or less, and will be book-entry notes only represented by a master note issued by the Company in connection with the book-entry commercial paper program of The Depository Trust Company (“DTC”) or other depository (book-entry notes herein called the “Notes” and individually a “Note”).

    Section 3.    Issuance of Notes; Authorized Agents

    (A)    Pursuant to the Citi Velocity Terms and Conditions, Citibank will accept issuance and payment instructions for the Notes through Citi Velocity-Comprehensive Management for Debt (“COMMAND”) from certain officers and employees of the Company, dealers, or others authorized by the Company to access COMMAND (the “Authorized Agents”).

(B)    If an Authorized Agent specifies that a Note shall be issued in book-entry form represented by a Master Note, the Authorized Agent shall transmit its instructions through COMMAND in accordance with the standard prevailing book-entry Note program procedures of the DTC. The release by an Authorized Agent of the issuance instructions to the DTC shall constitute the issuance of a book-entry Note.

(C)    The Authorized Agents shall not instruct Citibank to issue any Note with a maturity date which is (i) greater than the tenor allowable under Section 2 hereof or (ii) a day on which Citibank's or, the appropriate depository's offices in New York, New York are not open for business.

    (D)     The Company, or in the case of its dealers, the dealer, will supply Citibank with an incumbency certificate listing the names of the Authorized Agents together with specimens of their signatures. Until Citibank receives a subsequent incumbency certificate from the Company or the dealer, as the case may be, Citibank shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Agents.

    (E)     All Notes shall be delivered in accordance with DTC rules.

    (F)     Proceeds from the sale of the Company’s Notes shall be paid to the Company after settlement with DTC.

    Section 4.    Payment of Notes at Maturity

(A)The Company agrees to deposit daily net funds (maturities less final issuances for the day) by 1:00 p.m. New York time in account [*] (the “Company’s Account”), and the Company acknowledges and agrees that it is obligated to pay the holder of a Note and shall not be discharged by payment to Citibank. In the absence of Company instructions to the contrary, Citibank agrees, subject to there being sufficient funds available in the Company’s Account with Citibank, to effect payment on the Company's behalf by debiting the Company’s Account in the amount of the face value amount of such Note, plus interest, if applicable, subject to any withholdings required by applicable law, and to enter appropriate notations of payment. If on any maturity date the Company fails to provide funding sufficient to pay each Note, Citibank will not be obligated to make payment on such Note on behalf of the Company.

(B)If specified in the terms of a Notes issuance that such Notes will bear periodic interest, then interest payments on the Notes will be paid in the amounts and on the dates specified in such Notes (each date, an “Interest Payment Date”). If any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest shall be made in accordance with the terms specified in the Notes. Upon the occurrence of an Interest Payment Date, the Company agrees to deposit interest payments by 1:00 p.m. New York time in the Company’s Account, and the Company acknowledges and agrees that it is obligated to pay the holder of a Note and shall not be discharged by payment to Citibank. In the absence of Company instructions to the contrary, Citibank agrees, subject to there being sufficient funds available in the Company’s Account with Citibank, to effect payment of interest payments required to be paid on each Interest Payment Date on the Company’s behalf by debiting the Company’s Account, subject to any withholdings required by applicable law, and to enter appropriate notations of payment.

(C)The Company acknowledges that nothing in this Agreement shall obligate Citibank to extend credit, grant financial accommodation, or otherwise advance funds to the Company for the purpose of making any such payments or part thereof or otherwise effecting such transactions. Furthermore, Citibank retains the right to offset negative balances in the Company’s Accounts, in the event that the Company fails to provide sufficient funding for the day’s maturities, against any other of the Company’s accounts at Citibank and its affiliates. Citibank will notify the Company of any such offset promptly after effecting the same.

(D)The Company agrees that an Authorized Agent of the Company will be available to Citibank during New York business hours to respond to any requests for information or documentation regarding the Notes or this Agreement.

    Section 5.    Instructions

    (A)    The Company understands that all instructions are to be in writing, directed to Citibank's Agency and Trust Department. Instructions transmitted through computer terminals (including COMMAND) shall be considered written instructions for the purpose of this Agreement.

    (B)    All instructions with respect to the issuance of Notes must be given via computer terminal (including COMMAND) by 1:00 p.m. New York time.

    (C)    Cancellation of a previous issuance instruction will be accepted for book-entry issuances from an Authorized Agent if received by Citibank by 2:00 p.m. New York time.

    (D)    Prepayment instructions (excluding calls) will be accepted if received by Citibank by 12:00 p.m. New York time on the prepayment date, provided, however, Citibank will make reasonable efforts to execute any such prepayment instructions received by it after 12:00 p.m. New York time and before 2:00 p.m. New York time. The Company shall provide instructions to Citibank through the COMMAND system for the Notes being prepaid.
    (E)    If the Company intends to call all or any of the Notes prior to their stated maturity date, it shall not later than 10:00 a.m. New York time on the Business Day prior to the redemption date, give written notice via email with PDF attached of such intention to Citibank stating the following with respect to the Notes being redeemed: (i) the CUSIP number (ii) the redemption date (iii) the par amount (iv) the dollar amount to be paid and (v) the overall rate (income per 1000 of the par amount). On or prior to 10:00 a.m. New York time on the redemption date, the Company shall provide instructions to Citibank through the COMMAND system for the Notes being redeemed. For purposes of this Agreement, “Business Day” shall mean any day that Citibank is open for business in New York.

     (F)     Citibank shall be entitled to rely upon, and shall not incur any liability for relying upon, any instruction or other writing (including any electronic message) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. If Citibank acts on any instruction sent or purported to be sent by an Authorized Agent, Citibank shall not be responsible or liable if that instruction is not an authorized instruction of such Authorized Agent or is not in the form the Authorized Agent sent or intended to send (whether due to fraud, distortion or otherwise). The Company understands and agrees that Citibank cannot determine the identity of the actual sender of such instructions and that Citibank shall be entitled to conclusively presume that directions that purport to have been sent by an Authorized Agent have been sent by such Authorized Agent.

(G) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from Citibank that Citibank in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

    Section 6.     Representations and Warranties of the Company
    (A)     The Company represents and warrants as follows:
(i)    The Company is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver this Agreement, to issue the Notes, and to perform and observe the conditions hereof and thereof.
(ii)    This Agreement is, and all Notes delivered to Citibank pursuant to this Agreement will be, duly and validly authorized, executed and delivered by the Company.
(iii)    This Agreement constitutes, and the Notes, when issued pursuant hereto, will constitute, the Company’s legal, valid and binding obligations enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
(iv)    The offer and sale by the Company of the Notes will not violate any state or federal law and constitute exempt transactions under Section 4(a)(2), 3(a)(2) or 3(a)(3) of the 1933 Act and, accordingly, registration of the Notes under the 1933 Act will not be required. Qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Notes.

(v)    The issuance of the Notes by the Company does not and will not conflict with, breach or contravene the provisions of any material contract or other instrument binding upon the Company.

(vi)    No consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement or the issuance of the Notes.

(vii)    Neither the Company nor or any of its parents or subsidiaries, or any of their respective directors, officers, or employees, or to the knowledge of the Company, the affiliates of the Company or any of their subsidiaries, will, directly or indirectly, use any part of, or lend, contribute or otherwise make available, any proceeds of the issuance of the Notes in any manner that would result in a violation, or otherwise make available any funds in any manner that would result in a material violation, by any person of economic, trade, or financial sanctions, requirements, or embargoes imposed, administered, or enforced from time to time by the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, Her Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.
(B)    Each issuance of Notes by the Company shall be deemed a representation and warranty by the Company to Citibank, as of the date thereof, that, both before and after giving effect to such issuance the representations and warranties of the Company set forth in Section 6(A) hereof remain true and correct on and as of such date as if made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date).

    Section 7.    Governing Law and Jurisdiction

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof. Each party irrevocably submits to the exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, City, County and State of New York in any action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts. The Company irrevocably waives, to the fullest extent possible, the defense of forum non conveniens.

    Section 8.    Compensation and Expenses

    The Company agrees to pay the fees for the services rendered under this Agreement, as set forth in writing from time to time, between the Company and Citibank. The Company will be provided thirty (30) days advance written notice of any prospective increase in fees. The Company shall pay or reimburse Citibank upon Citibank’s request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by Citibank in accordance with any provision of this Agreement (including the fees and expenses of Citibank’s agents and counsel). The Company agrees that Citibank may deduct any fees and expenses due and payable to it from the Company’s Account, subject to the availability of sufficient excess funds in the Company’s Account after Citibank effects payment on the Company’s behalf pursuant to Section 4 of all principal and interest then due and owing on the Notes.

Section 9.    Limitation of Liability and Indemnification

It is hereby agreed that:

(A)The Company agrees to indemnify Citibank and its directors, officers, employees, affiliates and agents, and any successor thereto (each such person being an “Indemnified Person”) for, hold harmless each Indemnified Person from, and defend each Indemnified Person against, any and all losses, claims, actions, damages, liabilities, costs and expenses (including, without limitation, fees, costs and expenses of counsel for any Indemnified Person) of any nature incurred by or asserted or awarded against any Indemnified Person, in each case arising out of or in connection with or by reason of this Agreement or the performance by Citibank of its obligations hereunder, including any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Company or any third person and whether based on contract, tort or any other theory and regardless of whether or not such Indemnified Person is a party, except to the extent such loss, claim, action, damage, liability, cost or expense is finally judicially determined by a court of competent jurisdiction to have resulted solely from an Indemnified Person’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(B)Citibank shall not be liable for any act or omission hereunder, except to the extent caused by Citibank’s gross negligence or willful misconduct (as finally judicially determined by a court of competent jurisdiction). Notwithstanding the foregoing, in no event shall Citibank be liable for any indirect, incidental, consequential, punitive or special losses or damages, including but not limited to lost profits, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated.

(C)Citibank is authorized to comply with the provisions of any law or regulation, or any order, judgment or decree issued or processed by a court now or hereafter in force affecting this Agreement or the Notes, and it shall not be liable by reason of such compliance even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(D)In all matters relating hereto, Citibank may consult with counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any actions taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel.

(E) The duties, responsibilities and obligations of Citibank shall be limited to those expressly set forth in this Agreement and the Notes, each of which is administrative or ministerial (and shall not be construed to be fiduciary) in nature, and no duties, responsibilities or obligations shall be inferred or implied.

(F)     Citibank shall not be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Company is a party (whether or not Citibank is a party to such other agreement).

(G)     No provision of this Agreement shall require Citibank to take any action that is contrary to this Agreement or applicable law.

(H) Citibank makes no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or as to or for the validity or collectability of any obligation contemplated by this Agreement. Citibank shall not be accountable for the use or application by any person of disbursements properly made by Citibank in conformity with the provisions of this Agreement.

(I)Citibank shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

    Section 10.    Assignment and Successors

    This Agreement shall not be assignable by either party without the written consent of the other and any purported assignment made in contravention of this Section 10, shall be null and void and of no effect whatsoever. This Agreement shall be binding upon any permitted successor or assign of each of the parties hereto.

    Section 11.    Termination

    This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other. Termination of this Agreement shall not affect the Company's liabilities to Citibank hereunder in connection with any Notes issued prior to such termination. Citibank shall have a continuing obligation to act on behalf of the Company in accordance with the terms and conditions of this Agreement with respect to Notes outstanding, as of the termination date, until such Notes have matured and been paid by the Company, but shall have no obligation with respect to the issuance of Notes after such termination date.
    Section 12.    Entire Agreement; Counterparts

    This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures on counterparts of this Agreement executed and delivered in electronic format (i.e. “pdf”) or by other electronic means (including DocuSign) shall be deemed original signatures with all rights accruing thereto.

Section 13. Notice

Other than in the case of instructions relating to the Notes, which are to be provided in accordance with Section 5, each notice under this Agreement shall be given in writing, and may be sent by email with a scanned attachment thereto of an executed notice, and shall be effective upon actual receipt by Citibank. Each notice or document shall be made or sent to the email address, and to or marked for the attention of the person (if any) from time to time designated for the purpose of this Agreement. The contact details of each person so designated by each of the parties hereto is as set out below:

The Company:	Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134

	Attention:	Roger Biscay
SVP, Treasurer and
Global Risk Management
	Email address:	[*]
	Telephone No.:	[*]

Copy to:

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134

Attention:	Evan Sloves
VP, Deputy General
Counsel and Secretary
Email address:	[*]
Telephone No.:	[*]

Citibank:	Citibank, N.A.
Agency & Trust
388 Greenwich Street
New York, New York 10013

	Attention:	Eva Waite
	Email address:	[*] and [*]
	Telephone No.:	[*]

Section 14. Waiver and Amendment

No waiver of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company and Citibank.

Section 15. Severability

If any provision or condition of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remainder of this Agreement shall not be affected and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

Section 16.    Waiver of Trial by Jury

EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 17.     Calculation Agent

(A)    The Company hereby appoints Citibank as the Company’s calculation agent for the purpose of calculating the interest rate (the “Interest Rate”) for all such Notes that are identified as “floating-rate” and for which Citibank serves as issuing and paying agent (such Notes, the “Floating-Rate Notes”). Citibank shall calculate the Interest

Rate for each interest period of the Floating Rate Notes in the manner provided herein and in such Floating Rate Notes, subject to the ability of Citibank’s system to support such calculations. In the event that Citibank’s system is not able to support such interest rate calculation, the Company shall be responsible for inputting any such Interest Rate into COMMAND no later than one (1) Business Day prior to the Interest Payment Date. Citibank shall communicate the rate of interest to be paid in respect of such interest period and the relevant interest payment date, in writing, to the Company and to the paying agent. Citibank shall, upon the request of any holder of any relevant Note, provide the Interest Rate as then in effect and, if determined, as it will become effective as a result of calculations made with respect to the most recent interest determination date for the relevant Note. Citibank’s determination of any Interest Rate will, absent manifest error, be binding on the Company and the holders of the relevant Notes. No amendment to the provisions of the administrative procedures relating to the duties or obligations of Citibank, as calculation agent hereunder may become effective without the prior written consent of Citibank.

(B)    With respect to Floating Rate Notes using the Secured Overnight Financing Rate (“SOFR”) as a reference rate (the “SOFR Notes”), if the Company or Citibank determines that SOFR as a reference rate is not available, the Company or Citibank, as applicable, shall, as soon as practicable, provide written notification to the other party. The Company shall be responsible to determine and provide a replacement rate of interest for such Floating Rate Notes not later than one (1) Business Day prior to the Interest Payment Date, for Citibank to calculate the amount of interest payable under such SOFR Notes during any applicable period that no such rate is available.

(C)    Notwithstanding anything herein to the contrary, Citibank shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR (or any other benchmark), or whether or when there has occurred, or to give notice of any kind to the Company of, the occurrence of, any benchmark replacement date or matter related to the foregoing, (ii) to select, determine or designate any benchmark replacement, or any other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied. Citibank shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the Floating Rate Notes as a result of the unavailability of SOFR or any other benchmark or the absence of a designated replacement benchmark, including, without limitation, as a result of any inability, delay, error or inaccuracy on the part of the Company in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or the Floating Rate Notes and required for the performance of such duties.
(D)    The Company must provide Citibank with such documents and other information that it requires in order for it to properly fulfill its duties as calculation agent. If the Citibank has not been provided with the requisite documents and other information required to properly fulfill its duties as calculation agent, Citibank shall be released from its obligations to make such calculations.

(E)    The Company agrees that it will not issue any Floating Rate Notes with an interest rate based on or derived by LIBOR.
(F)     In performing its role as calculation agent, Citibank shall be afforded all of the rights, benefits, privileges, protections and indemnities provided to Citibank hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CISCO SYSTEMS, INC.     CITIBANK, N.A.

By:	/s/ Roger Biscay	By:	/s/ Eva Waite

Name:	Roger Biscay	Name:	Eva Waite
	(print)		(print)
SVP, Treasurer and Global Risk
Title:	Management	Title:	Senior Trust Officer

Date:	September 29, 2022	Date:	September 29, 2022

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